Cornerstone Bancshares, Inc.

CUSIP 218924 207

CERTIFICATE

No -A-___-

For -___- Shares

Issued to

Dated

FROM WHOM TRANSFERRED

Dated

Original Issue

No. Original Certificate	No. Original Shares	No. of Shares Transferred

Received Certificate No: A-___-

For Shares

this day of

INCORPORATED UNDER THE LAWS OF

No -A-___-

TENNESSEE

Shares -___-



CORNERSTONE BANCSHARES, INC.

Series A Convertible Preferred Stock

THIS CERTIFIES THAT is the owner of

Shares of No par value each of the Capital Stock of

CORNERSTONE BANCSHARES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this day of A.D.

President Secretary

SHARES No par value EACH

CERTIFICATE

FOR

SHARES



OF THE

CAPITAL STOCK

CORNERSTONE BANCSHARES, INC.

ISSUED TO

DATED

CUSIP 218924 207

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

For Value Received, ______ *hereby sell, assign and transfer unto* ______

______ *Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ______ *to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated ______

In presence of ______

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.